As filed with the Securities and Exchange Commission on March 27, 2025.

Registration No. 333-112576

Registration No. 333-118882

Registration No. 333-136527

Registration No. 333-149661

Registration No. 333-165507

Registration No. 333-188377

Registration No. 333-208744

Registration No. 333-210220

Registration No. 333-223742

Registration No. 333-233288

Registration No. 333-254581

Registration No. 333-263703

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-8 Registration No. 333-112576

Form S-8 Registration No. 333-118882

Form S-8 Registration No. 333-136527

Form S-8 Registration No. 333-149661

Form S-8 Registration No. 333-165507

Form S-8 Registration No. 333-188377

Form S-8 Registration No. 333-208744

Form S-8 Registration No. 333-210220

Form S-8 Registration No. 333-223742

Form S-8 Registration No. 333-233288

Form S-8 Registration No. 333-254581

Form S-8 Registration No. 333-263703

UNDER

THE SECURITIES ACT OF 1933

Oncternal Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	62-1715807
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12230 El Camino Real, Suite 230

San Diego, California 92130

(858) 434-1113

(Address, including zip code, of Principal Executive Offices)

Oncternal Therapeutics, Inc. 2021 Employment Inducement Incentive Award Plan

Oncternal Therapeutics, Inc. 2019 Incentive Award Plan

GTx, Inc. 2013 Equity Incentive Plan

GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan

GTX, Inc. Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan

GTx, Inc. Directors’ Deferred Compensation Plan

GTx, Inc. 2004 Non-Employee Directors’ Stock Option Plan

GTx, Inc. 2004 Equity Incentive Plan

GTx, Inc. 2002 Stock Option Plan

GTx, Inc. 2001 Stock Option Plan

GTx, Inc. 2000 Stock Option Plan

GTx, Inc. 1999 Stock Option Plan

(Full title of the plans)

James B. Breitmeyer, M.D., Ph.D.

President & Chief Executive Officer

Oncternal Therapeutics, Inc.

12230 El Camino Real, Suite 230

San Diego, California 92130

(858) 434-1113

(Name, address, including zip code, and telephone number, including area code. of Agent for Service)

Copies to:

Cheston Larson

Matthew T. Bush

Anthony Gostanian

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California

92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (each a “Registration Statement,” and collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Oncternal Therapeutics, Inc., formerly known as GTx, Inc. (the “Registrant”) relating to the registration of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”):

•  Registration Statement No. 333-112576, filed with the SEC on February 6, 2004, pertaining to the registration of (i) 1,500,000 shares of Common Stock under the Registrant’s 2004 Equity Incentive Plan (the “2004 EIP Plan”); (ii) 200,000 shares of Common Stock under the Registrant’s 2002 Stock Option Plan; (iii) 298,775 shares of Common Stock under the Registrant’s 2001 Stock Option Plan; (iv) 108,375 shares of Common Stock under the Registrant’s 2000 Stock Option Plan; and (v) 24,650 shares of Common Stock under the Registrant’s 1999 Stock Option Plan;

•  Registration Statement No. 333-118882, filed with the SEC on September 9, 2004, pertaining to the registration of 250,000 shares of Common Stock under the Registrant’s Directors’ Deferred Compensation Plan (the “DDCP”);

•  Registration Statement No. 333-136527, filed with the SEC on August 11, 2006, pertaining to the registration of 68,000 shares of Common Stock under the Registrant’s Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan (the “Amended 2004 EIP Plan”);

•  Registration Statement No. 333-149661, filed with the SEC on March 12, 2008, pertaining to the registration of (i) 1,696,447 shares of Common Stock under the 2004 EIP Plan; and (ii) 113,001 shares of Common Stock pursuant to the Amended 2004 EIP Plan;

•  Registration Statement No. 333-165507, filed with the SEC on March 16, 2010, pertaining to the registration of (i) 3,640,667 shares of Common Stock under 2004 EIP Plan; and (ii) 128,000 shares of Common Stock under the Amended 2004 EIP Plan;

•  Registration Statement No. 333-188377, filed with the SEC on May 6, 2013, pertaining to the registration of (i) 10,301,716 shares of Common Stock under the Registrant’s 2013 Equity Incentive Plan (the “2013 EIP Plan”); (ii) 853,667 shares of Common Stock under the Registrant’s 2013 Non-Employee Director Equity Incentive Plan (the “2013 NEDEIP”); and (iii) 500,000 shares of Common Stock under the DDCP;

•  Registration Statement No. 333-208744, filed with the SEC on December 23, 2015, pertaining to the registration of (i) 8,140,442 shares of Common Stock under the 2013 EIP Plan; and (ii) 1,000,000 shares of Common Stock under the 2013 NEDEIP;

•  Registration Statement No. 333-210220, filed with the SEC on March 15, 2016, pertaining to the registration of (i) 5,614,964 shares of Common Stock under the 2013 EIP; (ii) 500,000 shares of Common Stock under the 2013 NEDEIP; and (ii) 500,000 shares of Common Stock under the DDCP;

•  Registration Statement No. 333-223742, filed with the SEC on March 16, 2018, pertaining to the registration of (i) 1,645,591 shares of Common Stock under the 2013 EIP; (ii) 100,000 shares of Common Stock under the 2013 NEDEIP; and (iii) 50,000 shares of Common Stock under the DDCP;

•  Registration Statement No. 333-233288, filed with the SEC on April 14, 2019, pertaining to the registration of 3,556,913 shares of Common Stock under the Registrant’s 2019 Incentive Award Plan (the “2019 Plan”);

•  Registration Statement No. 333-254581, filed with the SEC on March 22, 2021, pertaining to the registration of (i) 1,609,492 shares of Common Stock under the 2019 Plan; and (ii) 700,000 shares of Common Stock for issuance under the Registrant’s 2021 Employment Inducement Incentive Award Plan (the “Inducement Plan”); and

•  Registration Statement No. 333-263703, filed with the SEC on March 18, 2022, pertaining to the registration of (i) 7,500,000 shares of Common Stock under the 2019 Plan; and (ii) 2,050,000 shares of Common Stock under the Inducement Plan.

The Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Registration Statements as of the date hereof. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. Note that the numbers of securities listed above do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 27, 2025.

Oncternal Therapeutics, Inc.

By:	/s/ James B. Breitmeyer, M.D., Ph.D.
James B. Breitmeyer, M.D., Ph.D. Title: Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.